                                                                      EXHIBIT 12
                                                                      ----------

                      THE LIMITED, INC. AND SUBSIDIARIES

                  RESTATED RATIO OF EARNINGS TO FIXED CHARGES

                       (Thousands except ratio amounts)

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
                                                                    Thirty-nine Weeks Ended
                                                              -----------------------------------
                                                              October 30,             October 31,
                                                                 1999                    1998
                                                              -----------             -----------
Adjusted Earnings
-----------------

Pretax earnings                                                  $274,295              $1,947,320

Portion of minimum rent ($524,857 in 1999
  and $546,662 in 1998) representative
  of interest                                                     174,952                 182,221

Interest on indebtedness                                           57,361                  49,229

Minority interest                                                  28,566                  27,901
                                                              -----------             -----------

  Total earnings as adjusted                                     $535,174              $2,206,671
                                                              ===========             ===========


Fixed Charges
-------------

Portion of minimum rent representative
  of interest                                                    $174,952              $  182,221

Interest on indebtedness                                           57,361                  49,229
                                                              -----------             -----------

 Total fixed charges                                             $232,313              $  231,450
                                                              ===========             ===========

Ratio of earnings to fixed charges                                   2.30x                   9.53x
                                                              ===========             ===========

Ratio of earnings to fixed charges excluding special
  and nonrecurring items and gain on sale of
  subsidiary stock                                                   2.31x                   2.02x
                                                              ===========             ===========
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